SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 31, 2006

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

(606) 432-1414
(Registrant's telephone number, including area code)

Item 7.01 - Regulation FD Disclosure

On April 25, 2006, Community Trust Bancorp, Inc. (the “Company”) is holding its 2006 Annual Meeting of Shareholders. In connection with this meeting, a presentation is being made by the Company's Chairman, President and CEO, Jean R. Hale, that is accompanied by a series of slides. These slides include information relating to the Company’s 2005 and first quarter 2006 financial results. A copy of these slides is attached hereto as Exhibit 1.

The information included in the slides relating to the Company’s goals and first quarter 2006 financial results are being furnished pursuant to Item 7.01, “Regulation FD Disclosure,” of Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	April 25, 2006	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer